Exhibit 10.6

PATENT LICENSE AGREEMENT

THIS AGREEMENT is made this 12th day of April, 2018 (“Effective Date”), by and between Acrivon Therapeutics, Inc., a Delaware corporation with its principal place of business at [***] (“Licensee”) and Peter Blume-Jensen, an individual residing at [***] (“Licensor”) with reference to the following facts:

WHEREAS, Licensor has developed and owns certain patents and patent applications relating to the identification of protein biomarkers in individual patients’ diseased tissue; and

WHEREAS, the parties desire that Licensee shall have the right to use the Licensor patents in its business;

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, the parties hereto agree as follows:

1.	DEFINITIONS.

In addition to certain terms defined on first use herein, the following terms shall have the following meanings:

1.1    “Licensed Patents” shall mean (i) the Licensor patents and patent applications listed on the attached Exhibit A, (ii) any patents issued from the applications listed in Exhibit A or from any division or continuation of those applications, (iii) any claims of continuation-in-part applications, and of any resulting patents, that claim an invention described in the applications listed on Exhibit A, (iv) any reissues of the patents or claims described in preceding clauses (i), (ii) or (iii), or (v) any foreign counterpart (including PCTs) of any of the patents or claims described in preceding clauses (i), (ii), (iii) or (iv).

1.2    “Licensed Products” shall mean any product or service.

1.3    “Territory” shall mean worldwide.

2.	LICENSE RIGHTS.

2.1    License Grant. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee an exclusive, worldwide, irrevocable, perpetual (subject to Section 9), royalty-free license under the Licensed Patents for any and all purposes and uses, including without limitation: (i) to develop, make, have made, use, import, market, offer for sale and sell Licensed Products and (ii) to market, provide and sell services that are Licensed Products.

2.2    License Limitations. Nothing herein shall be construed as granting Licensee, by implication, estoppel or otherwise, any license or other right under any patent or other intellectual property right of Licensor, except for the licenses expressly granted in Section 2.1.

2.3    Sublicensing.

(a)    Licensee shall be entitled to grant sublicenses under the license granted pursuant to Section 2.1, with the right for such sublicensees to grant further sublicenses, through multiple tiers.

(b)    Licensee acknowledges that Licensor has committed to XTuit Pharmaceuticals, Inc. (“XTuit”) that Licensor will grant to XTuit a non-exclusive license under the Licensed Patents to research and commercialize: (1) paricalcitol conjugated with a specific ester linkage to a BASP of a particular composition, (2) the AT1R antagonist Telmisartan conjugated via 3 very specific ester linkers to a specific Brush or a specific BASP, and (3) two specific series of BET conjugated to either specific Brushes or specific BASP. Licensee hereby commits to grant a non-exclusive license under the Licensed Patents to XTuit (or its successor in interest) for the purposes and on the terms set forth above upon the written request of XTuit (or its successor in interest).

2.4    No Other Grant of Rights. Licensee acknowledges and agrees that Licensor is and shall remain the sole and exclusive owner of the Licensed Patents and that, except as expressly provided in this Agreement, nothing in this Agreement shall be construed to confer any ownership interest, license or other rights upon Licensee by implication, estoppel or otherwise as to any technology, intellectual property rights, products or biological materials of Licensor or any other entity, regardless of whether such technology, intellectual property rights, products or biological materials are dominant, subordinate or otherwise related to any Licensed Patents.

3.	CONSIDERATION FOR GRANT OF LICENSE.

3.1    Issuance of Common Stock. As full consideration for the license granted hereunder, Licensee shall issue to Licensor 2,150,000 shares of Licensee’s common stock, $0.001 par value per share (the “Licensee Stock”). Licensor represents and warrants that he is acquiring the Licensee Stock for his own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Licensor understands that the Licensee Stock has not been registered under the United States Securities Act of 1933 (the “Securities Act”) by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, and therefore, cannot be resold unless subsequently registered under the Securities Act or unless an exemption from such registration is available; and the certificates representing the Licensee Stock will bear a legend to such effect. Licensor is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act.

4.	CERTAIN OBLIGATIONS OF LICENSEE.

4.1    [Reserved]

5.	LIMITED WARRANTIES; DISCLAIMERS; LIMITATIONS.

5.1    Authority. Each party represents and warrants to the other that it has full power and authority to enter into this Agreement and to carry out the provisions hereof.

5.2    No Conflicts. Licensor represents and warrants that it has the legal right to grant the license under the Licensed Patents granted herein, and that it has no other outstanding agreements or obligations inconsistent with the terms and provisions of this Agreement.

5.3    Representations of Licensor. Licensor hereby represents and warrants to Licensee as follows:

(a)    except for the limited rights granted to XTuit as specifically described in Section 2.3(b) above and the rights granted herein to Licensee, Licensor owns all right, title and interest in and to the Licensed Patents, free and clear from any claims, liens or encumbrances;

(b)    the Licensed Patents have been prosecuted in good faith and, to the knowledge of Licensor, are valid and enforceable;

(c)    all fees payable in connection with the prosecution and maintenance of the Licensed Patents that are due and payable as of the Effective Date have been paid in full; and

(d)    Licensor is not aware of any claims that (i) the Licensed Patents are invalid or unenforceable or (ii) the practice of the Licensed Patents would constitute an infringement or misappropriation of the rights of any third party; nor is Licensor aware of and basis for any third party to make any such claim.

5.4    Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 5, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, OR ARISING BY CUSTOM OR TRADE USAGE, WITH RESPECT TO THE LICENSED PRODUCTS, THE LICENSED PATENTS, OR ANY OTHER SERVICES, MATERIALS OR RIGHTS PROVIDED HEREUNDER, OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, LICENSOR EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION (i) AS TO THE VALIDITY OR SCOPE OF ANY OF THE LICENSED PATENTS, (ii) THAT ANY LICENSED PRODUCT, OR ITS DEVELOPMENT, MANUFACTURE, MARKETING, SALE, DISPOSITION OR USE, OR ANY ACTIVITIES OF LICENSEE CONTEMPLATED BY THIS AGREEMENT, WILL BE FREE FROM INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS OF ANY THIRD PARTY, (iii) AS TO THE QUALITY OR PERFORMANCE OF ANY LICENSED PRODUCT MADE UNDER THIS AGREEMENT, OR (iv) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.5    Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION,

DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS OR LOSS OF USE), WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), OR ANY OTHER CAUSE OF ACTION RELATING TO THE RIGHTS PROVIDED HEREUNDER OR OTHERWISE RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN INFORMED OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

6.	INDEMNIFICATION; INSURANCE.

6.1    Indemnification. Licensee shall indemnify and hold Licensor harmless from and against any and all claims, demands, actions, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”) that arise out of or are incurred in connection with Licensee’s development or manufacture of any Licensed Products or the marketing, distribution, sale, disposition or use by anyone (including, without limitation, Licensee, its agents, resellers, and end users) of any such Licensed Products or provision by anyone of any related services except to the extent such Losses are caused by Licensor’s gross negligence, willful misconduct, or breach of this Agreement. The foregoing shall include, without limitation, indemnification of Licensor by Licensee against all Losses that arise out of or are incurred in connection with (i) any representation, warranty or agreement that is made by Licensee (or any of its agents or resellers) to or with any reseller, end user or other third party with respect to any such Licensed Product or service or that otherwise arises out of any such transaction, (ii) any claim that any Licensed Product, or its development, manufacture, marketing, sale, disposition or use, or any activities of Licensee contemplated by this Agreement, infringes any patent, copyright, trademark or other rights of any third party, or (iii) any claim that any such Licensed Product or part thereof is defective (whether in design, materials, workmanship or otherwise) or that otherwise relates to any attribute, condition or failure of any such Licensed Product, including, without limitation, any claim of personal injury, product liability (whether brought in tort, warranty, strict liability or other form of action) or negligence (including negligence of Licensor), except, in each case, to the extent such Losses are caused by Licensor’s gross negligence, willful misconduct, or breach of this Agreement.

6.2    Insurance. Licensee will procure and maintain at its expense comprehensive general liability insurance with a reputable insurer in the amounts of not less than $1,000,000 per incident and in the aggregate. Such comprehensive general liability insurance will (a) provide product liability coverage, (b) provide broad form contractual liability coverage extending to Licensee’s indemnification under Section 6.1, (c) contain no products or completed operations exclusions, (d) be in occurrence form, (e) name Licensor as an additional insured, and (f) be primary, and any applicable insurance maintained by Licensor will be excess and non-contributing. Licensee will maintain such insurance during (i) the period that any product or service relating to, or developed pursuant to, this Agreement is being distributed, sold or provided by Licensee, and (ii) five years after the end of the period referred to in clause (i). Licensee will provide Licensor with written evidence of such insurance upon request of Licensor, and will provide Licensor with written notice at least thirty (30) days prior to any cancellation, non-renewal, reduction or other material change in such insurance.

7.	PATENT FILING, PROSECUTION AND MAINTENANCE.

7.1    Responsibility. From and after the Effective Date, Licensee shall be responsible for the preparation, filing, prosecution, protection and maintenance of all Licensed Patents. Licensor shall transfer, and shall direct its counsel to transfer, all files relating to preparation, prosecution or maintenance of the Licensed Patents to Licensee promptly following the Effective Date. Upon Licensor’s request, Licensee shall inform Licensor regarding the status of all Licensed Patents.

7.2    Past Expenses. Within thirty (30) days following the closing of an equity financing by Licensee following the Effective Date with gross proceeds of at least $2,000,000 (excluding the conversion of any principal or other amount due under any indebtedness of Licensee), Licensee shall remit to Licensor the sum of $150,000, which represents the parties’ agreed upon estimate of unreimbursed expenses incurred by Licensor prior to the Effective Date with respect to the preparation, filing, prosecution, protection and maintenance of the Licensed Patents.

7.3    Future Expenses. Licensee shall be responsible for all out-of-pocket expenses incurred by it pursuant to Section 7.1.

7.4    Abandonment. If Licensee decides that it does not wish to pay for the preparation, filing, prosecution, protection or maintenance of any Licensed Patents in a country (“Abandoned Patent Rights”), Licensee shall provide Licensor with prompt written notice of such election. In the event of Licensee’s abandonment of any Licensed Patents, any license granted by Licensor to Licensee hereunder with respect to such Abandoned Patent Rights will terminate, and Licensee will have no rights whatsoever to exploit such Abandoned Patent Rights. Licensor shall then be free, without further notice or obligation to Licensee, to grant rights in and to such Abandoned Patent Rights to third parties.

8.	ENFORCEMENT OF PATENT RIGHTS.

8.1    Notice. In the event either party becomes aware of any possible or actual infringement of any Licensed Patents, including infringement occurring prior to the Effective Date (an “Infringement”), that party shall promptly notify the other party and provide it with details regarding such Infringement.

8.2    Suit by Licensee. Licensee shall have the sole right, but not the obligation, to take action in the prosecution, prevention, or termination of any Infringement. In the event Licensee exercises its rights pursuant to this Section 8.2, it shall be entitled to retain any sums recovered in such suit or in settlement thereof.

8.3    Cooperation. Licensee shall keep Licensor reasonably informed regarding the status of any action under this Article 8. Licensor agrees to cooperate fully in any action under this Article 8, provided that Licensee reimburses Licensor promptly for any reasonable costs and expenses incurred by Licensor in connection with providing such assistance.

8.4    Standing. If Licensee lacks standing and Licensor has standing to bring any such suit, action or proceeding, then Licensor shall do so at the request of and at the expense of Licensee. If Licensee determines that it is necessary or desirable for Licensor to join any such suit, action or proceeding, Licensor shall execute all papers and perform such other acts as may be reasonably required in the circumstances.

9.	TERMINATION.

9.1    License Term. Subject to Sections 9.2 and 9.3 below, this Agreement shall continue in full force and effect from the Effective Date until the expiration of all claims under the Licensed Patents (the “License Term”).

9.2    Termination.

(a)    By Licensor. Licensor may at its option terminate this Agreement by giving written notice to Licensee upon the occurrence of any of the following events:

(i)    Licensee dissolves, liquidates, or makes a general assignment for the benefit of its creditors;

(ii)    Licensee is adjudicated bankrupt under any involuntary petition for bankruptcy or similar proceeding;

(iii)    Licensee files a petition in bankruptcy or a petition or answer seeking a reorganization, arrangement with creditors or composition or other similar relief under the bankruptcy laws of the United States or under any other similar law applicable to Licensee;

(iv)    Licensee consents to the appointment of a trustee or receiver for Licensee or any part of its property; or

(v)    Licensee ceases operations for a continuous period of at least twelve (12) months.

(b)    By Licensee. Licensee may terminate this Agreement:

(i)    by written notice to Licensor; or

(ii)    by written notice to Licensor if any representation or warranty of Licensor made in Section 5.3 was false in any material respect as of the Effective Date.

9.3    Effect of Termination.

(a)    Upon any expiration or termination of this Agreement by Licensor or by Licensee pursuant to Section 9.2(b)(i), all rights and licenses granted to Licensee hereunder shall terminate.

(b)    Upon any termination of this Agreement by Licensee pursuant to Section 9.2(b)(ii), all rights and licenses granted to Licensee hereunder shall remain in effect, and Licensee shall be entitle to seek remedies at law or in equity.

(c)    No expiration or termination of this Agreement shall affect any rights or liabilities of the parties which may have accrued prior to the date of expiration or termination. Notwithstanding anything herein to the contrary, upon any expiration or termination of this Agreement, the provisions of Sections 5.4, 5.5, 6.1, 6.2, 9.3 and all of Section 10 shall survive such expiration or termination and continue in effect.

10.	MISCELLANEOUS.

10.1    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to its choice of law principles.

10.2    Attorneys’ Fees. In the event of any legal action to enforce the terms and conditions of this Agreement, the prevailing party in any such action shall be entitled to its costs and expenses, including reasonable attorneys’ fees, expended in enforcing its rights hereunder.

10.3    Force Majeure. The failure of any party hereunder to perform any obligation otherwise due as a result of governmental action, law, order or regulation, or as a result of war, act of public enemy, strike or other labor disturbance, fire, flood, act of God or other causes of like kind beyond the reasonable control of such party, shall be excused for so long as said cause exists to the extent such failure is caused by such event.

10.4    Notices. All notices and requests required or authorized hereunder shall be made in writing, shall be effective upon receipt, and shall be sufficiently given if personally delivered or if sent by courier or certified mail, return receipt requested, at the address for such party set forth at the outset hereof, or such other address as such party may specify by such notice.

10.5    Severability. If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law then, that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deleted unless such a deletion would frustrate the intent of the parties with respect to any material aspect of the relationship established hereby, in which case this Agreement shall terminate, with the consequences set forth in Section 9.

10.6    Complete Agreement. This Agreement and the Exhibits hereto constitute and express the final, complete and exclusive agreement and understanding between the parties with respect to their subject matter and supersede all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof.

10.7    Assignment or Transfer. Licensee may transfer all of its rights, licenses and obligations under this Agreement by written notice to Licensor. Any other attempted assignment, sublicense or other transfer without such consent shall be void and shall automatically terminate all rights and licenses of Licensee under this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors and permitted assigns of the parties hereto.

10.8    Amendment; Waiver. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or part, except by a written instrument signed by the parties;

provided, that any unilateral undertaking or waiver made by one party in favor of the other shall be enforceable if undertaken in a writing signed by the party to be charged with the undertaking or waiver. No delay or omission by either party hereto in exercising any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement will impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions or agreements to be performed by the other will not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

10.9    Counterparts. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

10.10    Independent Contractors. Licensee and Licensor are independent contractors and are not, and shall not represent themselves as, principal and agent, partners or joint venturers. Neither party shall attempt to act, or represent itself as having the power, to bind the other or create any obligation on behalf of the other.

10.11    Captions. The captions herein have been inserted solely for convenience of reference and in no way define or limit the scope or substance of any provision of this Agreement.

10.12    Meaning of Certain Terms. As used in this Agreement, “herein” and “hereof” shall refer to this Agreement as a whole, and “including” shall mean “including but not limited to.”

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.

/s/ Peter Blume-Jensen
Peter Blume-Jensen

ACRIVON THERAPEUTICS, INC.

By:	/s/ Peter Blume-Jensen

Title:	President and Founder

EXHIBIT A

Licensed Patents